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23.1     CONSENT OF DELOITTE & TOUCHE LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-45717 and No. 333-46617 of PH Group Inc. on Form S-8 of our report dated March 30, 1999, appearing in this Annual Report on Form 10-KSB of PH Group Inc. for the year ended December 31, 1998.

Deloitte & Touche LLP
Columbus, Ohio

March 30, 1999